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                                                                  Exhibit 10.10

                              NONCOMPETE AGREEMENT

            AGREEMENT, dated as of July 2, 1999, by and between El Sitio International Corporation, a British Islands corporation, with its principal offices at Avenida Belgrano 845, 4th Floor, 1092 Buenos Aires, Argentina (the "Company") and Roberto Cibrian-Campoy (the "Executive).

            IN CONSIDERATION of the employment of the Executive by the Company and the premises and the mutual covenants set forth below, the parties hereby agree as follows:

            1. Confidential Information, Ownership of Documents;
Non-Competition.

                  (a) Confidential Information. Executive shall hold the fiduciary capacity for the benefit of the Company all trade secrets and confidential information, knowledge or data relating to the Company and its businesses and investments, which shall been obtained by Executive during Executive's employment by the Company and which is not generally available public knowledge (other than as a result of acts by Executive in violation of this Agreement). Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Company (in which case Executive shall use his reasonable best efforts in cooperation with the Company in obtaining a protective order against disclosure by a court of competent jurisdiction), communicate or divulge any such trade secrets, information, knowledge or data to anyone other than the Company and those designated by the Company or on behalf of the Company in the furtherance of its business or to perform duties hereunder.

                  (b) Removal of Documents; Rights to Products. All records, files, drawings, documents, models, equipment, and the like relating to the Company's business, which Executive has control over shall not be removed from the Company's premises without its written consent, unless such removal is in the furtherance of the Company's business or is in connection with Executive's carrying out his duties under this Agreement and, if so removed, shall be returned to the Company promptly after termination of employment. Executive shall assign to the Company all rights to trade secrets and other products relating to the Company's business developed by him alone or in conjunction with others at any time while employed by the Company.

                  (c) Protection of Business. During the period of employment of the Executive by the Company and until the first anniversary of the date of termination of Executive's employment with the Company ("Date of Termination"), the Executive will not (i) engage, anywhere within the geographical areas in which Company or any of its subsidiaries
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(the Designated Entities") are conducting their business operations or providing services as of the Date of Termination, in any Spanish or Portuguese language portal or content network which is being engaged by the Designated Entities as of the Date of Termination or pursue or attempt to develop any project known to Executive and which the Designated Entities are actively pursuing, developing or attempting to develop as of the Date of Termination, directly or indirectly, alone, in association with or as a shareholder, principal agent, partner, officer, director, employee or consultant of any other organization, (ii) divert to any entity which is engage in any business conducted by the Designated Entities in the same geographic area as the Designated Entities, any project or customer of any of the Designated Entities, or (iii) solicit any officer, employee (other than secretarial staff) or consultant of any of the Designated Entities to leave the employ of any of the Designated Entities. Notwithstanding the preceding sentence, Executive shall not be prohibited from owning less than one five (5%) percent of any publicly traded corporation, which is in competition with the Company. If, at any time. The provisions of this Section 1(c) shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 1(c) shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and Executive agrees that this Section 1(c) as so amended shall be valid and binding as through any invalid or unenforceable provision had not been included herein.

                  (d) Injunctive Relief. In the event of breach of or threatened breach of this Section 1, Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, Executive acknowledging that damages would be inadequate and insufficient.

                  (e) Continuing Operation. Except as specifically provided in this Section 1, the termination of Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 1.

            2. Successors; Binding Agreement.

                  (a) Company's Successors. No rights or obligation of the Company under this Agreement may be assigned or transferred except that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (b) Executive's Successors. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution.


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            3. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have duly given when delivered either personally or by certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

      If to Executive:

            c/o Avenida Belgrano 845, 4th Floor
            1092, Buenos Aires, Argentina
            Telecopier: (5411) 4343-9122, Ext. 104

      If to the Company:

            Avenida Belgrano 845, 4th Floor
            1092, Buenos Aires, Argentina
            Telecopier: (5411) 4343-9122, Ext. 104

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

            4. Miscellaneous. No provisions of this agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing signed by Executive and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter thereof have been made by either party which are not set forth expressly in this Agreement. The respective termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles.

            5. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

            6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but al of which together will constitute one and the same instrument.

            7. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect to the subject mater contained herein and supersede all prior


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agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of such subject matter. Any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

            8. Withholding. All payments hereunder shall be subject to any required withholding of Federal, state and local taxes pursuant to any applicable law or regulation.

            9. Noncontravention. The Company represents that the Company is not prevented from entering into, or performing this Agreement by the terms of any law, order, rule or regulation, its by-laws or declaration of trust, or any agreement to which it is a party, other than which would not have a material adverse effect on the Company's ability to enter into or perform this Agreement.

            10. Section Headings. The section headings in this Employment Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.


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

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                              EL SITIO INTERNATIONAL CORPORATION


                              By: /s/ Roberto Vivo-Chaneton
                                  ---------------------------------------
                                  Name:
                                  Title


                              EXECUTIVE


                              By: /s/ Roberto Cibrian-Campoy
                                  ---------------------------------------
                                  Roberto Cibrian-Campoy


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